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                                                                    EXHIBIT 23.1

                   [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-16967) of Greater Bay Bancorp (formerly Mid-Peninsula Bancorp) of our report dated February 27, 1997, on our audits of the consolidated financial statements of Greater Bay Bancorp as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994.



/s/ Coopers & Lybrand L.L.P.

San Francisco, California
March 10, 1997